Exhibit 10.117

OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS

among

FIRST STATES INVESTORS 3300 B, L.P.,

as Borrower,

PB CAPITAL CORPORATION,

together with its successors and assigns,

as Lenders,

and

PB CAPITAL CORPORATION,

as Agent for Lenders

Dated as of December 15, 2011

OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS

This OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS (this “Amendment”) dated as of December 15, 2011 is made by and among FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership, having an office at c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660 (together with its permitted successors and assigns, “Borrower”), PB CAPITAL CORPORATION, a Delaware corporation, having an office at 230 Park Avenue, 19th Floor, New York, New York 10169 (together with its successors and permitted assigns, in such capacity as a lender, each a “Lender” and collectively “Lenders”), and PB CAPITAL CORPORATION, a Delaware corporation, having an office at 230 Park Avenue, 19th Floor, New York, New York 10169, in its capacity as agent for Lenders (together with its successors and assigns, in such capacity as agent for Lenders, “Agent”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, Borrower, Lenders and Agent are parties to that certain Loan Agreement dated as of April 1, 2008 (the “Original Closing Date”), as amended by that certain First Amendment to Loan Agreement dated as of August 22, 2008 (as so amended, the “Existing Loan Agreement”; the Existing Loan Agreement, as amended hereby, the “Loan Agreement”), pursuant to which Lenders agreed to make, and Agent agreed to administer, a loan in the original principal amount of $240,000,000 to Borrower (the “Loan”), upon the terms and conditions set forth in the Existing Loan Agreement;
WHEREAS, in connection with the Loan, Borrower has previously executed and delivered to Agent the Loan Documents (as such term is defined in the Existing Loan Agreement, the “Existing Loan Documents”);
WHEREAS, Gramercy Capital Corp., a Maryland corporation (“Original Guarantor”) previously guaranteed certain of Borrower’s obligations under the Existing Loan Documents pursuant to that certain (a) Recourse Liability Agreement (the “Original Recourse Liability Agreement”), (b) Environmental Indemnity (the “Original Environmental Indemnity”) and (c) Interest Rate Protection Guaranty (the “Original Interest Rate Guaranty”), each dated as of the Original Closing Date, in favor of Agent;
WHEREAS, pursuant to the terms and conditions set forth in that certain Amended and Restated Senior Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”), dated as of August 22, 2008, among First States Investors B GP, LLC, a Delaware limited liability company, First States Group, L.P., a Delaware limited partnership (“FSG”) and other borrowers named therein (collectively, “Mezzanine Borrowers”), Mezzanine Borrowers obtained a loan in the original principal amount of $500,000,000 (the “Mezzanine Loan”) from Goldman Sachs Mortgage Company, a New York limited partnership (“Goldman”), and Citigroup Financial Products Inc., a Delaware corporation (“Citi”; and together with Goldman, “Mezzanine Lender”), as the interest in the Mezzanine Loan was subsequently assigned by Goldman and Citi to KBS Debt Holdings, LLC, a Delaware limited liability company, which is an Affiliate of

Borrower (“Guarantor”), and as such interest in the Mezzanine Loan was further assigned by Guarantor to KBS Debt Holdings Mezz Holder, LLC, a Delaware limited liability company (“KBS Mezz Holder”), and which Mezzanine Loan is secured and evidenced by, inter alia, certain collateral described in the Mezzanine Loan Agreement and in the Mezzanine Loan Documents;
WHEREAS, KBS GKK Participation Holdings I, LLC (“Participation Holdings I”) and KBS GKK Participation Holdings II, LLC (“Participation Holdings II”; and together with Participation Holdings I, “Participation Holdings”), acquired a participation interest in the Mezzanine Loan pursuant to that certain Participation Agreement dated as of August 22, 2008 between Guarantor, as seller of the participation interests referenced therein, Participation Holdings I, as participant A, and Participation Holdings II, as participant B;
WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain (collectively, as the same have been amended and may be further amended, modified, converted or restructured from time to time after the date hereof, the “Repo Agreements”): (a) Amended and Restated Master Repurchase Agreement, dated as of April 28, 2011, by and between Goldman, as buyer, and Participation Holdings I, as seller; and (b) Amended and Restated Master Repurchase Agreement, dated as of April 28, 2011, by and between Citi, as buyer, and Participation Holdings II, as seller, Participation Holdings has assigned to Mezzanine Lender all of Participation Holdings’ right, title and interest, and granted a precautionary security interest to Mezzanine Lender, in the Transaction Assets and Transaction Asset Items (as such terms are defined in the Repo Agreements), in connection with the arrangement and related obligations existing pursuant to the Repo Agreements (the “Repo Facility”);
WHEREAS, in connection with the Mezzanine Loan, on December 14, 2011, FSG did assign eighty nine percent (89%) of the limited partnership interests in Borrower to KBS Acquisition Sub-Owner 3, LLC, a Delaware limited liability company (“KBS-3”), an Affiliate of Guarantor;
WHEREAS, in connection with the Mezzanine Loan, concurrently herewith, GKK Stars Acquisition LLC, a Delaware limited liability company, will assign one hundred percent (100%) of the beneficial interests in American Financial Realty Trust, a Maryland real estate investment trust (“AFRT”), to KBS Sub-Upper Tier Owner, LLC, a Delaware limited liability company, an Affiliate of Borrower and Guarantor (“KBS Sub-Upper”);
WHEREAS, in connection with the Repo Facility, (a) KBS-3 will pledge its interest in Borrower to Mezzanine Lender and (b) KBS Sub-Upper will pledge its interest in AFRT to Mezzanine Lender;
WHEREAS, on the date hereof, Lenders and Mezzanine Lender have entered into, and Participation Holdings and KBS Mezz Holder have joined into to acknowledge their agreement to Section 37 of, that certain Amended and Restated Intercreditor Agreement dated as of the date hereof (“Mezzanine Intercreditor Agreement”) to provide for the relative priority of, and to evidence certain agreements with respect to, the Loan Documents, the Mezzanine Loan Documents and the Repo Facility Documents, on the terms and conditions set forth therein;

WHEREAS, concurrently with the execution and delivery of this Amendment, Original Guarantor desires to be released from (a) all of its obligations under the Original Environmental Indemnity and the Original Interest Rate Guaranty in all instances and (b) certain obligations under the Original Recourse Liability Agreement (such release, the “Release”);
WHEREAS, Borrower has requested that Agent and Lenders consent to the KBS Assignments, agree to the Release and consent to the Repo Pledges; and
WHEREAS, as a condition to Agent and Lenders consenting to the KBS Assignments, agreeing to the Release and consenting to the Repo Pledges, Agent and Lenders have required that, inter alia, (a) Borrower and Guarantor, enter into that certain Replacement Environmental Indemnity, (b) Guarantor enter into that certain (i) Replacement Interest Rate Protection Guaranty and (ii) Supplemental Recourse Liability Agreement, (c) Borrower enter into that certain Supplemental Loan Fee Letter, (d) Borrower enter into this Amendment and (e) Mezzanine Lender enter into the Mezzanine Intercreditor Agreement, each dated as of the date hereof.
NOW, THEREFORE, in consideration of the premises and of the mutual conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees as follows:
Section 1.Amendments.
(a)The definition in the Existing Loan Agreement and the other Loan Documents of the term “Loan Agreement” is hereby amended to include the Existing Loan Agreement, as amended by this Amendment, as the same may, from time to time, be further amended, supplemented, restated, converted, restructured, refinanced, extended, replaced, waived, cross-collateralized, renewed or otherwise modified in accordance with the terms of the Loan Documents.
(b)The definitions in Section 1.1 of the Existing Loan Agreement of the terms set forth below are hereby amended and restated in their entirety by the following:
“Authorized Borrower Representative” means David E. Snyder, Brian Ragsdale, and any other persons designated as such by Borrower from time to time for purposes of Section 2.3(c) hereof by delivery of a notice to Agent.
“Borrower LP” means, individually and collectively, KBS Acquisition Sub-Owner 3, LLC, a Delaware limited liability company, First States Group, L.P., a Delaware limited partnership, and any other Person that becomes a limited partner of Borrower after the Second Amendment Date.
“Guarantor” means KBS Debt Holdings, LLC, a Delaware limited liability company.
“LIBOR Rate Margin” means one and ninety one hundredths of one percent (1.90%) per annum.

“Loan Documents” means, collectively, this Loan Agreement, the Note, the Mortgages, the Assignments of Leases and Rents, the Assignment of Agreements, the Cash Management Agreement, the Lockbox Account Agreement, the Interest Rate Protection Guaranty, the Environmental Indemnity, the Recourse Liability Agreement, the Replacement Interest Rate Protection Guaranty, the Replacement Environmental Indemnity, the Supplemental Recourse Liability Agreement, the Loan Fee Letter, the Supplemental Loan Fee Letter, the Borrower’s Certificate, the UCC Financing Statements, any Asset Manager Subordination Agreement, any Lender Interest Rate Protection Agreement, any Account Agreement and all other agreements, certificates or other documents now or hereafter evidencing or securing or executed in connection with the Loan.
“Mezzanine Borrower” means, collectively, Borrower GP, First States Group, L.P., and certain Affiliates of Borrower Partners party to the Mezzanine Loan Agreement.
“Mezzanine Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of December 15, 2011 among Lenders and Mezzanine Lender, and joined into by Participation Holdings and KBS Mezz Holder to acknowledge their agreement to Section 37 thereof.
“Mezzanine Lender” means, collectively, Goldman and Citi, or any permitted successor or assign.
“Mezzanine Loan” means the indebtedness under the Mezzanine Loan Agreement.
“Mezzanine Loan Agreement” means that certain Amended and Restated Senior Mezzanine Loan Agreement dated as of August 22, 2008 among Mezzanine Borrower and Mezzanine Lender.
“Mezzanine Loan Documents” means collectively, the Mezzanine Loan Agreement and all agreements, certificates or other documents evidencing or securing or executed in connection with the Mezzanine Loan.
“Recourse Liability Agreement” means that certain Recourse Liability Agreement dated as of April 1, 2008 made by Original Guarantor for the benefit of Agent, as amended by that certain Amendment to Recourse Liability Agreement dated as of the Second Amendment Date by and between Original Guarantor and Agent.
(c)The following definitions are added to Section 1.1 of the Existing Loan Agreement in alphabetical order:
“AFRT” means American Financial Realty Trust, a Maryland real estate investment trust.
“Citi” means Citigroup Financial Products Inc., a Delaware corporation.

“Goldman” means Goldman Sachs Mortgage Company, a New York limited partnership.
“KBS-3” means KBS Acquisition Sub-Owner 3, LLC, a Delaware limited liability company.
“KBS Assignments” means, collectively, the KBS Lower Tier Assignment and the KBS Upper Tier Assignment.
“KBS Lower Tier Assignment” means the assignment by First States Group, L.P., a Delaware limited partnership, on December 14, 2011, of eighty nine percent (89%) of the limited partnership interests in Borrower to KBS-3.
“KBS Mezz Holder” means KBS Debt Holdings Mezz Holder, LLC, a Delaware limited liability company.
“KBS REIT” means KBS Real Estate Investment Trust, Inc., a Maryland corporation.
“KBS Sub-Upper” means KBS Sub-Upper Tier Owner, LLC, a Delaware limited liability company.
“KBS Upper Tier Assignment” means the assignment by GKK Stars Acquisition LLC, a Delaware limited liability company, on the Second Amendment Date, of one hundred percent (100%) of the beneficial interests in AFRT to KBS Sub-Upper.
“Original Guarantor” means Gramercy Capital Corp., a Maryland corporation.
“Participation Holdings I” means KBS GKK Participation Holdings I, LLC, a Delaware limited liability company.
“Participation Holdings II” means KBS GKK Participation Holdings II, LLC, a Delaware limited liability company.
“Participation Holdings” means, collectively, Participation Holdings I and Participation Holdings II.
“Permitted KBS REIT Transfer” means any of the following:
(a)    any direct or indirect, voluntary or involuntary, sale, conveyance, pledge, assignment, encumbrance, disposition or other transfer, either in one or a series of transactions, of any direct or indirect legal or beneficial interest in KBS REIT and/or any rights, distributions, profits or proceeds relating thereto, including by way of any merger, consolidation, amalgamation, sale, or other transfer of any kind of any stock, limited or general partnership interests, limited liability company interests, trust certificates or other similar evidences of ownership of legal or beneficial interests, as the case may be, in KBS REIT or any legal or beneficial interest therein;

(b)    any sale of all or substantially all of the assets of KBS REIT to any Person who assumes all of the obligations of KBS REIT under the Loan Documents; provided, however, that if after giving effect to any of the foregoing, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower are owned by a Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower as of the Second Amendment Date or date the last non-consolidation opinion was delivered to Agent under the Loan Documents, Borrower shall deliver to Lenders a replacement insolvency opinion, in form and content and from a law firm, in each case reasonably acceptable to Agent, for the non-consolidation opinion delivered to Agent on the Second Amendment Date; or
(c)    any current or additional borrowing or financing by or other indebtedness of any nature of KBS REIT and/or any direct or indirect holder of a legal or beneficial interest therein and, for the purposes of this sentence, “indebtedness” of a Person in the form of (i) any indebtedness or liability of such Person (including amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations under letters of credit; (v) obligations under acceptance facilities; (vi) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (vii) obligations secured by any liens, whether or not the obligations have been assumed.
“Replacement Environmental Indemnity” means that certain Replacement Environmental Indemnity dated as of the Second Amendment Date made by Borrower and Guarantor for the benefit of Agent and Lenders.
“Replacement Interest Rate Protection Guaranty” means that certain Replacement Interest Rate Protection Guaranty dated as of the Second Amendment Date made by Guarantor for the benefit of Agent and Lenders.
“Repo Agreements” means, collectively (as the same may have been amended and may be amended, modified, restructured or refinanced from time to time after the Second Amendment Date), that certain (a) Amended and Restated Master Repurchase Agreement dated as of April 28, 2011 between Goldman, as buyer, and Participation Holdings I, as seller, and (b) Amended and Restated Master Repurchase Agreement dated as of April 28, 2011 between Citi, as buyer, and Participation Holdings II, as seller.
“Repo Facility” means the arrangement and related obligations existing pursuant to the Repo Agreements.
“Repo Facility Documents” means collectively, the Repo Agreements and all agreements, certificates or other documents evidencing or securing or executed in connection with the Repo Facility, including, without limitation, the Repo Pledges.

“Repo Pledges” means, collectively, that certain (a) Guarantor Pledge and Security Agreement dated as of April 28, 2011 among KBS Mezz Holder, the grantors from time to time party thereto, and Goldman, as joined into by, inter alia, KBS-3 and KBS-Sub Upper pursuant to that certain Joinder Agreement dated on or after the Second Amendment Date made by KBS-3 and KBS-Sub Upper in favor of Goldman and (b) Guarantor Pledge and Security Agreement dated as of April 28, 2011 among KBS Mezz Holder, the grantors from time to time party thereto, and Citi, as joined into by, inter alia, KBS-3 and KBS-Sub Upper pursuant to that certain Joinder Agreement dated on or after the Second Amendment Date made by KBS-3 and KBS-Sub Upper in favor of Citi, in each case pursuant to which (i) KBS-3 pledged its interest in Borrower to Mezzanine Lender and (ii) KBS-Sub Upper pledged its interest in AFRT, as the (y) limited partner of Borrower LP and (z) sole member of First States Group, LLC, as the general partner of Borrower LP, to Mezzanine Lender, in each case as security for the Repo Facility.
“Second Amendment Date” means December 15, 2011.
“Supplemental Loan Fee Letter” means that certain letter dated as of the Second Amendment Date made by Borrower for the benefit of Agent pertaining to fees payable with respect to the Loan.
“Supplemental Recourse Liability Agreement” means that certain Supplemental Recourse Liability Agreement dated as of the Second Amendment Date made by Guarantor for the benefit of Agent and Lenders.
(d)The definition of “Approved Parent Loan Intercreditor Agreement” in Section 1.1 of the Existing Loan Agreement is amended by deleting the text “Gramercy Capital Corp.” and replacing it with the following text: “KBS REIT”.
(e)The definition of “Borrower’s Knowledge” in Section 1.1 of the Existing Loan Agreement is amended by deleting the text (i) “Andrew S. Levine, David Schonbraun, Edward J. Matey, Jr. or (as to Environmental Matters) Sonya A. Huffman” and (ii) “Andrew S. Levine, David Schonbraun or Edward J. Matey, Jr.”, and in each case replacing it with the following text: “David E. Snyder and Brian Ragsdale”.
(f)The definition of “Parent Loan” in Section 1.1 of the Existing Loan Agreement is amended by deleting the text “Guarantor” in clause (b) thereof and replacing it with the following text: “KBS REIT”.
(g)The definition of “Permitted Transfer” in Section 1.1 of the Existing Loan Agreement is amended by deleting clauses (b) and (c) thereof and replacing them with the following text:
“(b) any Permitted KBS REIT Transfer;
(c)    any conveyance, transfer, assignment, pledge, encumbrance or sale by any Borrower Partner (or the holder of any direct or indirect interest in any Borrower Partner) of up to forty-nine percent (49%) in the aggregate (taking into account all prior assignments or sales but excluding Permitted KBS REIT Transfers) of the direct or indirect beneficial ownership interests in Borrower, so long as Borrower shall at all times be directly or indirectly Controlled by KBS REIT or a successor to KBS REIT pursuant to a Permitted KBS REIT Transfer;”
(h)The definitions in Section 1.1 of the Existing Loan Agreement of the terms “GKK OP”, “Junior Mezzanine Borrower”, “Junior Mezzanine Lender”, “Junior Mezzanine Loan”, “Junior Mezzanine Loan Agreement”, “Junior Mezzanine Loan Documents”, “Permitted Guarantor Transfer”, “Senior Mezzanine Borrower”, “Senior Mezzanine Lender”, “Senior Mezzanine Loan”, “Senior Mezzanine Loan Agreement” and “Senior Mezzanine Loan Documents” and all references to such terms in the Existing Loan Agreement and the Loan Documents are deleted in their entirety.
(i)Section 6.1 of the Existing Loan Agreement is amended by deleting the text “Guarantor” in the last sentence thereof and replacing it with the following text: “KBS REIT”.
(j)Section 6.36 of the Existing Loan Agreement is amended by deleting the text “None of Borrower, any Borrower Partner, Guarantor, any shareholder, member or partner of any Borrower Partner nor any owner of a direct or indirect interest in Borrower or Guarantor (and as to any shareholders of Guarantor and their direct and indirect owners thereof, to Borrower’s Knowledge)” and replacing it with the following text:
“None of Borrower, any Borrower Partner, Guarantor, KBS REIT, any shareholder, member or partner of any Borrower Partner nor any owner of a direct or indirect interest in Borrower, Guarantor, or KBS REIT (and as to any shareholders of KBS REIT and their direct and indirect owners thereof, to Borrower’s Knowledge)”.
(k)Clause (a) of Section 8.16 of the Existing Loan Agreement is amended by deleting from subclauses (i) and (ii) thereof the text “Permitted Guarantor Transfer” and replacing it with the following text: “Permitted KBS REIT Transfer”.
(l)Section 8.25 of the Existing Loan Agreement is amended by deleting clause (y) thereof and replacing it with the following text:
“so long as no Cash Sweep Condition (and without regard as to whether a First Tier Event of Default or Event of Default) shall have occurred and be continuing, Borrower may make distributions to Borrower Partners for distribution, in turn, ultimately to KBS REIT (or to the Affiliates of KBS REIT owned by KBS REIT) in the event that, a failure of Borrower to make such distribution would result in the failure of KBS REIT (or any Affiliate thereof) to make any distribution required to made to KBS REIT’s (or its Affiliate’s) shareholders in order for KBS REIT and any intermediate holding companies of KBS REIT between KBS REIT and Borrower to maintain its tax status as a “real estate investment trust” under applicable Legal Requirements”.

(m) The addresses set forth for Borrower in Section 12.12 of the Existing Loan Agreement are hereby replaced with the following:
If to Borrower, to its address at:

First States Investors 3300 B, L.P.
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention: Keith Hall and David Snyder

with a copy similarly delivered to:

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer

(n)Clause (c) of Section 12.13 of the Existing Loan Agreement is amended and restated in its entirety by the following:
“nothing contained in this Loan Agreement (including the provisions of this Section 12.13), the Note or, except as expressly set forth therein, the other Loan Documents, shall constitute a limitation of liability of Guarantor, Original Guarantor or any of their respective assets with respect to the Recourse Liability Agreement, the Supplemental Recourse Liability Agreement, the Environmental Indemnity, the Replacement Environmental Indemnity, the Interest Rate Protection Guaranty, the Replacement Interest Rate Protection Guaranty or any other guaranty or indemnity agreement given by it in connection with the Loan, as applicable.”
(o)Clause (d) of Section 9.1 of the Existing Loan Agreement is amended by adding the following text after the text “under any Mortgage”:
“; provided, that the failure of Original Guarantor to deliver the reports as required pursuant to Section 6 of the Recourse Liability Agreement shall not give rise to an Event of Default under this Loan Agreement”.
(p)Clause (f) of Section 9.1 of the Existing Loan Agreement is amended and restated in its entirety by the following:
“the failure of Borrower to deliver documentation to Agent by December 20, 2011 evidencing the occurrence of the KBS Assignments, including, without limitation, the assignment and assumption agreements evidencing the KBS Assignments;”.

(q)Schedule 6.1 to the Existing Loan Agreement is amended and restated in its entirety by Schedule 6.1 attached hereto.
Section 2.Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms its obligations, waivers, indemnities and covenants under the Existing Loan Agreement, as modified hereby, and the Loan Documents to which it is a party.
Section 3.Remaking of Representations and Warranties. Borrower hereby remakes as of the date hereof the representations and warranties set forth in the following Sections of the Existing Loan Agreement: 6.1 (the first sentence thereof), 6.2, 6.4, 6.5 through 6.6 (in each case, to Borrower’s Knowledge), 6.7, 6.10 through 6.14, 6.21 (to Borrower’s Knowledge), 6.23 through 6.27, 6.32, 6.35 through 6.36 and 6.38.
Section 4.Representations and Warranties. Borrower hereby represents and warrants to Agent that, as of the date hereof:
(a)Borrower has the power and requisite authority and is duly authorized to execute and deliver this Amendment and to perform its obligations under the Existing Loan Agreement, as modified hereby, and the other Loan Documents to which it is a party.
(b)The Existing Loan Agreement, as modified hereby, and the other Loan Documents to which Borrower is a party, constitute the legal, valid and binding obligation of Borrower.
(c)Neither the execution and delivery of this Amendment nor the performance by Borrower of its obligations under the Existing Loan Agreement, as modified hereby, and/or the other Loan Documents to which Borrower is a party, will (i) violate any Legal Requirement, (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, agreement, permit, franchise, license, note or instrument to which Borrower or any Affiliate of Borrower is a party or by which it or any of its properties is bound, (iii) result in the creation or imposition of any mortgage, deed of trust, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Borrower or any Affiliate of Borrower (except as contemplated by the Existing Loan Agreement, as modified hereby, and/or the other Loan Documents), or (iv) violate any provision of the Borrower Partnership Agreement or other organizational documents of Borrower or either Borrower Partner. Neither Borrower nor either Borrower Partner is in default with respect to any Legal Requirement relating to its formation or organization.
(d)Borrower does not have any offsets, defenses, rights of recoupment, claims or counterclaims of any nature with respect to the Existing Loan Agreement, as modified hereby, and/or the other Loan Documents to which Borrower is a party and/or any act or omission of any nature whatsoever which relates to, arises out of or in connection with (directly or indirectly) any of the foregoing, and Borrower hereby waives any and all such offsets, defenses, rights of recoupment, claims or counterclaims, if any, of Borrower.
(e)All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or other actions with respect to or by, any Governmental Authorities or any party to any Permitted Encumbrance that are required in connection with the valid execution, delivery and performance by Borrower of its obligations under the Existing Loan Agreement, as modified hereby, or the other Loan Documents to which Borrower is a party, have been obtained and are in full force and effect.
Section 5.Release. Borrower hereby unconditionally and irrevocably forever releases and shall forever hold harmless Agent and Lenders, along with each of their respective officers, members, shareholders, partners, directors and employees, successors and assigns (the “Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity which Borrower, its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have against the Released Parties for, upon or by reason of any matter, cause or thing whatsoever arising under or which may be claimed through or as a result of the Existing Loan Agreement, the Existing Loan Documents and/or any act or omission of any nature whatsoever by Agent or any other Person which relates to, arises out of or in connection with (directly or indirectly) any of the foregoing.
Section 6.Consent to the Assignment and Release. Agent and Lenders hereby consent to the KBS Assignments, agree to the Release and consent to the Repo Pledges pursuant to the terms set forth herein and acknowledge and agree that the KBS Assignments, the Release and the Repo Pledges, in each case, will not, in and of itself, trigger a Default under the Loan Agreement.
Section 7.Consent to Conversion and Permitted Refinancing of the Repo Facility or Mezzanine Loan.
(a)Subject to the last paragraph of this Section 7, Mezzanine Lender shall have the right to convert the Repo Facility into the Replacement Mezz Loan (as such term is defined in Schedule  6.01(J) of the Repo Agreements as in effect on the date of this Agreement (such schedule, the “Repo Term Sheet”)) (the “Conversion”) on the terms set forth in the Escrowed Replacement Mezz Loan Documents (as such term is defined in the Repo Term Sheet) subject to the following conditions:
(i)at least ten (10) Business Days in the case of a consent referred to in subclauses (y) and (z) of clause (ii) below, and at least thirty (30) Business Days in any other case, in each case prior to the Conversion Date (as such term is defined in the Repo Agreements), Mezzanine Lender shall have delivered to Agent and Lenders two (2) copies of the proposed Escrowed Replacement Mezz Loan Documents, one copy of which shall be marked to indicate the changes from the corresponding Mezzanine Loan Documents;
(ii)Agent and Lenders shall have provided to Mezzanine Lender notice of Agent’s and Lenders’ consent to the Conversion, which consent shall not be withheld if (y) the terms of the Replacement Mezz Loan are consistent in all material respects with the terms set forth in the Repo Term Sheet, or (z) to the extent any terms of the Replacement Mezz Loan are not reflected in the Repo

Term Sheet, such terms are consistent in all material respects with the terms of the Mezzanine Loan as in effect on the Conversion Date;
(iii)Mezzanine Lender shall have delivered to Agent and Lenders such documents, agreements, instruments, certificates and opinions of counsel as Agent and Lenders or counsel to Agent and Lenders shall reasonably request, in each case in form and substance satisfactory to Agent and Lenders or their respective counsel; and
(iv)Mezzanine Lender shall have paid any counsel fees and disbursements and other out-of-pocket expenses incurred by Agent in connection with the Conversion.
(b)Subject to the last paragraph of this Section 7, Mezzanine Lender shall have the right, in the case of a modification of the Mezzanine Loan in connection with a refinancing by a Qualified Transferee (as such term is defined in the Mezzanine Intercreditor Agreement) that is not an Affiliate of Mezzanine Lender, to modify the Mezzanine Loan on the terms set forth in the Escrowed Replacement Mezz Loan Documents (a “Permitted Refinancing”) subject to the following conditions:
(i)at least ten (10) Business Days in the case of a consent referred to in subclauses (y) and (z) of clause (ii) below, and at least thirty (30) Business Days in any other case, in each case prior to the Permitted Refinancing, Mezzanine Lender shall have delivered to Agent and Lenders two (2) copies of the proposed Escrowed Replacement Mezz Loan Documents, one copy of which shall be marked to indicate the changes from the corresponding Mezzanine Loan Documents;
(ii)Agent and Lenders shall have consented to the Permitted Refinancing, which consent shall not be withheld if the terms of the Permitted Refinancing are consistent in all material respects with the terms set forth in Mezzanine Loan Documents in effect immediately prior to the Permitted Refinancing, or in the event the Permitted Refinancing is occurring prior to or concurrently with the Conversion, (y) the terms set forth in the Repo Term Sheet, or (z) to the extent any terms of the Replacement Mezz Loan are not reflected in the Repo Term Sheet, such terms are consistent in all material respects with the terms of the Mezzanine Loan as in effect on the Conversion Date, other than (A) an increase in the principal amount of the Mezzanine Loan to an amount not in excess of $200,000,000, (B) an increase in the interest rate provided for in the Mezzanine Loan Agreement by no more than one percent (1%) per annum, and (C) an extension of the Maturity Date (as such term is defined in the Mezzanine Loan Agreement);
(iii)Mezzanine Lender shall have delivered to Agent and Lenders such documents, agreements, instruments, certificates and opinions of counsel as Agent and Lenders or counsel to Agent and Lenders shall reasonably request, in each case in form and substance satisfactory to Agent and Lenders or their respective counsel; and
(iv)Mezzanine Lender shall have paid any counsel fees and disbursements and other out-of-pocket expenses incurred by Agent in connection with the Permitted Refinancing.
Notwithstanding the foregoing, in the event of a Conversion or Permitted Refinancing:
(A) any request under subclauses (a)(i) or (b)(i) above shall be delivered to Agent and Lenders marked “PRIORITY” containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “REQUEST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN AGREEMENT BETWEEN PB CAPITAL CORPORATION, AS AGENT FOR CERTAIN LENDERS, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND FIRST STATES INVESTORS 3300 B, L.P., AND A RESPONSE IS REQUIRED”;
(B) if Agent and Lenders fail under subclauses (a)(ii) or (b)(ii) above to respond with a consent or denial in writing within the period specified therein, a second request notice shall be delivered to Agent and Lenders marked “PRIORITY” containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND REQUEST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN AGREEMENT BETWEEN PB CAPITAL CORPORATION, AS AGENT FOR CERTAIN LENDERS, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND FIRST STATES INVESTORS 3300 B, L.P.. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., CONSENT, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR CONSENT IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR CONSENT SHALL BE DEEMED GIVEN”, and if Agent and Lenders fail to provide a substantive response to such request for consent within such five (5) Business Day period, Agent’s and Lenders’ approval shall be deemed given;
(C) in no event shall any actions taken or not taken by Agent or Lenders with respect to the consent process set forth in subclauses (a)(ii) or (b)(ii) of this Section 7 be deemed to limit or otherwise impair the rights and remedies of Agent or Lenders under the Loan Documents or excuse the performance by Borrower or otherwise limit Borrower’s obligation under the Loan Documents; and
(D) for the avoidance of ambiguity, notwithstanding the reference to “a separate account owned by Replacement Mezz Borrower” opposite the caption “Cash Management” in the Repo Term Sheet, in the event of a Conversion or Permitted Refinancing, all rents and other Operating Revenues of Borrower shall be deposited into the Lockbox Account and applied in accordance with the terms of the Loan Agreement.

Section 8.Entire Agreement. The Existing Loan Agreement, as modified hereby, and the other Loan Documents represent the entire agreement between the parties with respect to the subject matter thereof.
Section 9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Agent and Lenders and their respective successors and assigns and Borrower.
Section 10.No Other Amendments; Effectiveness. Except as amended hereby, the Existing Loan Agreement remains unmodified and in full force and effect.
Section 11.Counterparts. This Amendment may be executed in any number of counterparts, with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and constitute one agreement. Signatures to this Amendment executed and transmitted by facsimile (or by copies of physically signed documents exchanged via email attachments in PDF format or equivalent) shall be valid and effective to bind the party so signing and in the event of such transmission each party agrees to deliver promptly an executed original of this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own facsimile or electronically transmitted signature and shall accept the facsimile or electronically transmitted signature of the other party to this Amendment.
Section 12.Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in the State of New York or in any jurisdiction in the United States shall, as to the State of New York or such jurisdiction in the United States, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or unenforceability of such provision in any other jurisdiction.
Section 13.Incorporation by Reference. Borrower agrees that the Note and the other Loan Documents shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in the Existing Loan Agreement, as modified hereby, to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents. In the event of a conflict between any of the Loan Documents and the provisions of the Existing Loan Agreement, as modified hereby, the Existing Loan Agreement, as modified hereby, shall control.
Section 14.Governing Law and Consent to Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Borrower, Agent and Lenders irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Amendment may be brought in the Courts of the United States of America located in the Southern District of New York or in a state court of record in New York County, New York, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower at its address provided in Section 12.12 of the Loan Agreement. Nothing in this Section 14, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against Borrower or its property in the courts of any other jurisdictions.
Section 15.Agent and Lender Representations. Each of Agent and Lenders, in their individual capacity, represent and warrant that Lenders are the holder of the Loan (and no other party has any interest as a Lender in the Loan) and each have the authority to enter into and execute this Agreement. Agent and Lenders acknowledge and agree that as of the date of this Agreement (i) the current outstanding principal balance of the Note is Two Hundred Nineteen Million Five Hundred Thirteen Thousand Three Hundred Sixty Four and 00/100 Dollars ($219,513,364.00), (ii) no notice of a Default or Event of Default has been given to Borrower by Agent and (iii) to Agent’s knowledge, the only Accounts of Borrower are the Lockbox Account, the Cash Flow Collection Account, the Operating Account, the Tenant Security Account and a subaccount of an account of Agent at Bank of America in connection with the application of Release Payments to the outstanding principal balance of the Loan.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

BORROWER:

FIRST STATES INVESTORS 3300 B, L.P., a
Delaware limited partnership

By:	/s/ David E. Snyder
Name: David Snyder
Title: Chief Financial Officer

AGENT:

PB CAPITAL CORPORATION, a Delaware
corporation, as Agent

By:	/s/ Olivia A. Lam
Name: Olivia A. Lam
Title: Senior Director

By:	/s/ Daniel T. Cerulli
Name: Daniel T. Cerulli
Title: Senior Director

LENDER:

PB CAPITAL CORPORATION, a Delaware
corporation, as Lender

By:    /s/ Olivia A. Lam
Name: Olivia A. Lam
Title: Senior Director

By:	/s/ Daniel T. Cerulli
Name: Daniel T. Cerulli
Title: Senior Director

Schedule 6.1

Organizational Chart

(see attached)

PB Capital

Organization Chart: First States Investors 3300B, L.P. – Following Transfer to KBS

KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation
100%
99% (GP)
KBS REIT HOLDINGS LLC, a Delaware limited liability company
1% (LP)
KBS LIMITED PARTNERSHIP, A Delaware limited partnership
100%
KBS DEBT HOLDINGS, LLC, A Delaware limited liability company
100%
KBS GKK PARTICIPATION HOLDINGS I, LLC, A Delaware limited liability company
100%
KBS ACQUISITION HOLDINGS, LLC, A Delaware limited liability company
[EP - 100%]
100%
KBS ACQUISITION SUB, LLC, A Delaware limited liability company
100%
KBS ACQUISITION SUB-OWNER 3, LLC, A Delaware limited liability company
100%
KBS ACQUISITION SUB-UPPER TIER OWNER, LLC, A Delaware limited liability company
100%
American Financial Realty Trust (MD REIT)
99.5%
First States Group, L.P. (DE OP)
0.5%
GP
First States Group, LLC (DE)
FIRST STATES INVESTORS 3300 B GP, LLC (DE)
GP Interest
.01%
LP Interest
10.99%
FIRST STATES INVESTORS 3300 B, L.P. (DE)
LP Interest
89%
[PB CAPITAL LOAN]
WBBD-3401 – Plaza, Philadelphia, PA
[PB CAPITAL LOAN]
~~3301 1 Jefferson Sq., Waterbury, CT~~
3314 Dade City, FL
3319 Lakeland, FL
3328 Kings Point, Delray Beach, FL
~~3329 Madison, FL~~
3331 New Warrington Road, Pensacola, FL
3333 Okeechob, West Palm Beach, FL
3339 South Fort Meyers, FL
3341 West Hollywood, FL
3342 Westward, West Palm Beach, FL
3343 Atlanta Ops Center, Atlanta GA
3345 Columbus, GA
3346 Dalton, GA
3348 Pikesville Branch, Baltimore, MD
3351 Burlington, NC
3353 Goldsboro, NC
3354 Greenville Sals, Winterville, NC
~~3355 Hendersonville, NC~~
3356 Market Street, Smithfield, NC
3357 Mortgage Center, Raleigh, NC
3362 West End, Winston Salem, NC
3365 Winston Salem, NC
3376 Red Bank, NJ
3380 Trenton, NJ
~~3381 Union, NJ~~
3408 York, PA
3433 Virginia Beach Pembroke, VA
3411 Bennettsville, SC
3393 Media, PA
3405 West Chester, PA
3427 Clintwood, VA
3429 Market Street Off, Harrisburg, VA
3413 Charleston, SC
3415 Columbia Gryshn, Columbia, SC
3420 Amherst, VA
3422 Blacksburg, VA
3423 Brookneal, VA
3425 Christiansburg, VA
3441 West End, Winston Salem, NC
~~3432 Vienna, VA~~
3438 WVOC- Four Story, Roanoke, VA
3368 Hadden Township, NJ
3370 Main Street Office, Toms River, NJ
3371 Morristown, NJ
3391 Lancaster, PA